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                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         This Amendment No. 1 (this "Amendment") to that certain Employment Agreement entered into effective as of March 27, 1998, by and between Ocean Energy, Inc., a Delaware corporation ("Company"), and James C. Flores ("Employee," and such employment agreement, the "Employment Agreement") is entered into as of November 24, 1998 (the "Amendment Date") between the Company and Employee.

         WHEREAS, the Company anticipates entering into an Agreement and Plan of Merger with Seagull Energy Corporation, a Texas corporation ("Seagull"), pursuant to which the Company will merge with and into Seagull, with Seagull being the surviving corporation (the "Merger"); and

         WHEREAS, in anticipation of the Merger, the Company and Employee desire to amend certain provisions of the Employment Agreement, with all such amendments to be effective as of the consummation of the Merger, except the amendment to Section 7(b) of the Employment Agreement which shall be effective as of the Amendment Date;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Amendment, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Upon the consummation of the Merger, Section 3 of the Employment Agreement is deleted in its entirety and replaced with the following:

                           "3. Employee's Duties. During the Term, Employee
                  shall serve as the Chairman of the Board of Directors of Seagull Energy Corporation, the surviving corporation of the merger between the Company and Seagull Energy Corporation (the "Surviving Company"), with such customary duties and responsibilities as may from time to time be assigned to him by the Board, provided that such duties are at all times consistent with the duties of such position. Employee shall report directly to the Board.

                           Employee agrees to devote his full attention and time
                  during normal business hours to the business affairs of the Surviving Company and to use reasonable best efforts to perform faithfully and efficiently such duties and responsibilities. Notwithstanding the foregoing, during the Term Employee may engage in the following activities so long as they do not interfere in any material respect with the performance of Employee's duties and responsibilities hereunder: (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach on a part-time basis at educational



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                  institutions, and (iii) manage his personal investments
                  including, but not limited to, Sable Minerals, Inc., a Louisiana corporation; provided, however, in no event shall the conduct of any of such activities by Employee be deemed to materially interfere with Employee's duties hereunder until Employee has been notified in writing thereof by the Board and given a reasonable period in which to cure such interference."

         2. As of the Amendment Date, Section 7(b) of the Employment Agreement is deleted in its entirety and replaced with the following:

                  "b. Death. If Employee's employment is terminated due to his death, Employee's spouse or estate, as the case may be, shall receive the same compensation and benefits set forth in
                  Section 7(c)(i)."

         3. Upon the consummation of the Merger, Section 7(e) of the Employment Agreement is amended by deleting the word "or" after paragraph (v), and inserting the word "or" and the following paragraph after paragraph (vi):

                  "(vii) A material breach of any provision of this Agreement by the Surviving Company."

         4. Capitalized terms used in this Amendment, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

         5. Unless otherwise expressly modified by this Amendment, all terms and conditions set forth in the Employment Agreement shall remain in full force and effect. The parties acknowledge that the only terms and conditions modified by this Amendment are those expressly set forth herein.

         6. The validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Texas without reference to rules relating to conflicts of law.

         7. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, each party has executed, or has caused a duly authorized officer to execute, this Amendment as of the Amendment Date.

                                    OCEAN ENERGY, INC.



                                    BY:  /s/  Robert K. Reeves
                                       ----------------------------------------
                                       Name:  Robert K. Reeves
                                            -----------------------------------
                                       Position:  Exec. V.P. & Gen. Counsel
                                                -------------------------------


                                    EMPLOYEE:



                                    BY:  /s/  James C. Flores
                                       ----------------------------------------
                                        JAMES C. FLORES






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